Company Contact:	Investor Relations Contact:
Mr. Jing Xie	CCG Investor Relations
Secretary of Board and Vice President	Mr. Athan Dounis, Account Manager
Universal Travel Group	Phone: 1-646-213-1916
Phone: +86-755-8366-8489	Email: athan.dounis@ccgir.com
Email: 06@cnutg.cn	Mr. Crocker Coulson, President
Web: us.cnutg.com	Phone: 1-646-213-1915
Email: crocker.coulson@ccgir.com
Web: http://www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Announces $20 Million Registered Direct Offering

SHENZHEN, China, December 10, 2009 – Universal Travel Group (NYSE: UTA) (“Universal Travel Group” or the “Company”), a leading travel services provider in China offering package tours, air ticketing, and hotel reservation services via customer service representatives and the Internet, announced today that the Company has entered into a definitive subscription agreement to sell to institutional investors an aggregate of 2,222,222 shares of its common stock at a price of $9.00 per share for gross proceeds of approximately $20.0 million. The net proceeds of the financing will be used for identified acquisitions and for working capital. The sale of the common stock is expected to close on December 15, 2009, subject to the satisfaction of customary closing conditions.

Brean Murray, Carret & Co., LLC acted as exclusive placement agent in connection with the offering. The shares in this offering are being issued under a shelf registration statement declared effective by the Securities and Exchange Commission on November 5, 2009. A prospectus supplement related to the public offering will be filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from Brean Murray, Carret & Co., LLC, 570 Lexington Avenue, New York, NY 10022 or by calling (212) 702-6500. An electronic copy of such prospectus is also available on the web site of the Securities and Exchange Commission (the "SEC") at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Universal Travel Group
Universal Travel Group is a leading travel services provider in China offering package tours, air ticketing, and hotel reservation services via the Internet and customer service representatives. The Company also operates TRIPEASY Kiosks, which are placed in shopping malls, office buildings, residential apartment buildings, and tourist sites.  These kiosks are designed for travel booking with credit and bank cards, and serve as an advertising platform for Universal Travel Group. The Company’s headquarters and main base of operations is in Shenzhen in the Pearl River Delta region of China.  More recently, Universal Travel Group has expanded its business into Western China, opening a second home base in the Chongqing Delta region, and other attractive, under-penetrated tier-two travel markets throughout the country.  For more information on the Company, please visit http://us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include "forward-looking statements" within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are "forward-looking statements." Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company's ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

# # #